Acquisition of Deepstack Technologies, LLC September 15, 2022

1 Forward Looking Statements This investor presentation may contain forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, with respect to the Company’s acquisition of the technology and payments platform of Global Payroll Gateway and Deepstack Technologies. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by the Company with the Securities and Exchange Commission (SEC). Forward-looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “pending,” “plan,” “preliminary,” “should,” “will,” “would” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Factors that may cause such differences include, among others: the risk that the revenue synergies and other anticipated benefits of the proposed transaction may take longer than anticipated to be realized or may not be realized at all; disruption to the parties’ businesses as a result of the acquisition and diversion of management’s attention from ongoing business operations and opportunities; the risk that we will not be successful in the implementation of our new lines of business, new products and services, or other strategic project initiatives; the risk that the integration of the parties’ operations will be materially delayed or will be more costly or difficult than expected; reputational risk, regulatory risk and potential adverse reactions of the Company’s or Deepstack’s customers, suppliers, vendors, employees or other business partners; other risks that are described in the Company’s public filings with the SEC; and the impact of the ongoing global COVID-19 pandemic on the Company’s or Deepstack’s businesses, and/or any of the other foregoing risks. You should not place undue reliance on forward-looking statements and the Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made. Forward Looking Statements

Overview of Transaction & Deepstack Technologies

BANC OF CALIFORNIA

deepstack

Overview

- Software-led and e-commerce payments platform that provides clients with payment solutions, including merchant processing, payments acceptance and disbursements, tokenization, virtual accounts, fraud protection tools, chargeback management, and reconciliation and reporting services

Offices: Southern, CA and Jupiter, FL



CEO: Jayme Amirie

- Founded: 2010
- 11 Employees, with 8 located in Southern CA and 3 in FL
- All employees joined BANC
- www.deepstack.io

Banc of California has acquired the assets of Global Payroll Gateway and its subsidiary Deepstack Technologies LLC **(“Deepstack”) for $24 million in cash and stock**

- Provides Banc of California with proprietary payments software solution and entrance into payment processing space for business customers
- Provides opportunity to offer payment processing services to current Banc of California clients as well as integrated software vendors (“ISVs”), e-commerce marketplaces, fintechs and other merchants serving business clients. Opening deposit accounts at Banc of California will give businesses same day visibility into merchant transactions and faster funding
- Provides a meaningful opportunity to grow fee income and core deposits
- Further differentiates the Banc of California experience and provides commercial banking teams with another tool for developing relationships with commercial clients in California
- Advances Banc of California’s goal to be the hub of the financial services ecosystem for clients while creating another driver of profitable long-term growth and franchise value
- Advanced Technology: Built to ISO 8583 standards, with ability to accurately process transactions at a speed and volume capable of connecting directly to card brands. Eventually can reduce processing costs while also having the ability to build data warehouse necessary to provide real-time insights for clients

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Differentiated Tech & Full Suite of Payment Products

BANC OF CALIFORNIA

Owning the technology that powers payment processing offers clients same day visibility into their receivables when they have their merchant settlement account at BANC, providing BANC with another source of NIB deposits

Strategic Rationale

Scalable, Meaningful Fee-Based Income

- Provides BANC with growing source of recurring fee income

New Clients in Verticals Attractive to BANC

- Mid-size ISVs targeting businesses need customized payment solutions that help them overcome payment and banking system barriers that processors and banks don't offer today

Generates Noninterest-Bearing (NIB) Deposits

- Same day visibility into merchant transactions will be available to merchants who open their settlement account at Banc of California – a service few other merchant processors currently provide

Customer Solutions Via Technology Focus

- Banc of California is providing all the solutions business clients need under one roof

Franchise Enhancing

- A proprietary, software-based payments platform that can be customized for clients

	Company Needs	Current BANC Platform	BANC + Deepstack
Traditional Banking Services	Credit Lines	✓	✓
	Business Loans	✓	✓
	Deposit Accounts	✓	✓
	Treasury Management	✓	✓
New Client Services	ACH Processing	✓	✓
	Payment Processing		✓
	Card Acceptance		✓
	Payout Management		✓
	Fraud & Chargeback Management		✓
	Tailored Payments / Reporting Products		✓

The transaction provides a full suite of payments capabilities few other banks have

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4 Financially Compelling • $24 million purchase price • Asset purchase structure results in tax deductible intangibles, including goodwill • Approximately 2.7% dilutive to TBVPS, including estimated closing costs of ~$1.5M(1) • 70% cash and 30% stock consideration using the 20 trading-day volume weighted average closing price of $17.46 per share • Three year earn out beginning in 2023 to be paid from operating profits of the new operating subsidiary • Expect the transaction to be neutral to earnings in 2023 and increasingly accretive to EPS thereafter • Internal rate of return expected to exceed 25% Experienced Deepstack Leadership • The payments vertical will continue to operate under the Deepstack Technologies name as an operating subsidiary of Banc of California, N.A and Jayme Amirie continues as the President of Deepstack • A veteran technology entrepreneur, Jayme Amirie founded the company in 2010 • Three year employment agreements with the key principals: • Jayme Amirie, President • Jason Kafer, CTO • Software engineer; 20 Years Card Processing and ACH Experience, PCI Security Expert • Taylor Lilley, CIO • Military veteran; Long track record of architecting and delivering custom software solutions across multiple industries • Deepstack leadership team has been working together for over 15 years at Deepstack and previous companies Transaction Details (1) Calculated using a 29.6% tax rate

Owning the Payment Tech Stack and a Direct to Merchant Software Solution Provides BANC with Compelling Economics

BANC OF CALIFORNIA

Illustrative: $100 Transaction Value with a 250 bps Credit Card Transaction Fee



Typical Bank Sponsoring ISOs (Low/Mid Risk Merchants)
Current State: BANC – Deepstack Handling the Front-end
Future State: BANC – Deepstack Handling the Front-end & the Back-end
Interchange rate (Issuer)
149 bps
Card Networks (V, MC)
10 bps
Processor (TSYS, First Data, etc.)
7 bps
Gateway (NMI, etc.)
4 bps
ISO
78 bps
Bank Sponsor
2 bps
BANC / Deepstack:
Gateway: 4 bps
No ISO: 78 bps
Bank Sponsor: 2 bps
Total: 84 bps
84 bps
BANC / Deepstack:
Processor: 7 bps
Gateway: 4 bps
No ISO: 78 bps
Bank Sponsor: 2 bps
Total: 91 bps
91 bps
BANC may pay a referral fee of up to 39 bps or 50% of the ISO fee
(39 bps)
Bank Only Sponsoring ISOs Earns: 2 bps
BANC Earns: 45 bps to 84 bps
BANC Earns: 52 bps to 91 bps

Transaction has the potential to generate fees of up to 91 bps in front-end and back-end fee income

At scale, payments is increasingly profitable as transaction volumes increase

Note: Illustrative card transaction economics.

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ISV Case Study: Property Management Saas Client

BANC OF CALIFORNIA

Case Study

About
Current ISV client is a property management SAAS company that provides property management interface to over 300 property managers and landlords, that includes online rent collections via card and ACH all in one platform, and with other property management tools.

The Issue
The client needed a payments processing partner that could solve challenges with mismatched payment data, faster access to funds and better data and reporting

The Solution
Deepstack implemented a customized solution that not only solved the client's issues, but can now be used to support other ISVs or merchants with similar challenges and needs.

Real-Time Payments Visibility
Opening an account with BANC can provide property management clients with faster visibility into payments/rent collection and a source of stable noninterest-bearing deposits for BANC.

BANC can immediately provide a full stack of payments solutions to all existing client verticals



Same day settlement / real-time visibility for payments and deposits
Card Processing and ACH Processing
Quick Onboarding in Days, not Weeks or Months
Prompt Customer Support
Tailored Payouts
Customized Reporting

Healthcare & Education

Tech & Media

Real Estate & Restaurant Verticals

- Government / Municipalities
- Subscription boxes
- Marketplace platforms

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7 Payments Glossary Issuers Financial Institutions that issue debit or credit cards to consumers or businesses on behalf of the Card Networks. Like Acquiring Banks/Sponsor Banks, Issuers must be members of and/or otherwise approved by the Card Network to engage in issuing activities. ISOs / MSPs Independent Sales Organizations (ISOs) / Merchant Service Providers (MSPs) are the intermediaries between merchants and the Processor and/or the Acquiring Bank/Sponsor Bank. ISOs/MSPs solicit merchants to receive payment processing services of the Acquiring Bank/Sponsor Bank. ISOs/MSPs may provide point-of- sale terminals or other equipment to merchants, but ISOs/MSPs are not generally in the transaction funds flow and generally do not physically manage merchants’ money. Card Networks The Card Networks (American Express, Discover, Mastercard, Visa) are a critical piece of the payments puzzle, providing the infrastructure needed to clear and settle transactions between Issuers and Acquiring Banks/Sponsor Banks (each of which are members of or otherwise authorized to submit transactions into the Card Networks). Gateways A gateway sits between the merchant and the Processor, and its function is to collect, package, and encrypt transaction data, including the card account details, for routing to the Card Network. The gateway then translates the response back to the cardholder at the point of interaction (i.e., whether the transaction is approved or declined). Processors Entities that handle the movement and verification of transaction data between the merchant and the other parties (Acquiring Banks/Sponsor Banks, Card Networks, Issuing Banks) involved in the execution and settlement of payment card transactions. Processors provide the technical capabilities and connectivity to the Card Networks for transaction authorization, clearing, and settlement. Payment Facilitator A company that provides the infrastructure necessary for their sub-merchants to begin accepting payment card payments. Payment Facilitators (i) contract with an Acquiring Bank/Sponsor Bank to provide payment services on the Bank’s behalf, (ii) underwrite and onboard the sub-merchants, (iii) enter into a direct contract with the sub-merchants in order to provide payment services, and (iv) may provide the sub-merchants with the technology they need to process electronic payments and receive the funds from those payments. Acquiring Banks/Sponsor Banks deposit settlement funds to the Payment Facilitator’s account, and the Payment Facilitator subsequently settles those funds to the relevant sub-merchants. Acquiring Bank / Sponsor Bank The bank that sponsors the merchant into the card payments ecosystem, underwrites the risk of the merchants and holds the merchant’s account, and accepts the settlement funds arising from the merchant’s transactions. Acquiring Banks/Sponsor Banks must be members of the Card Networks. An Acquiring Bank/Sponsor Bank may directly solicit merchants to receive the Bank’s payment services, or the Bank may engage ISOs/MSPs to solicit merchants on the Bank’s behalf. ISVs An independent software vendor (“ISV”) is an organization specializing in making and selling software products that run on one or more computer hardware or operating systems. ISVs are aggregants of other merchants who typically operate within a specific industry such as real estate, technology, media, entertainment, and healthcare. ISVs may incorporate an Acquiring Bank/Sponsor Bank’s payment card processing services in the ISV’s software products. ISO8583 Connectivity ISO 8583 is an international standard for financial transaction card originated interchange messaging so that different systems can exchange transaction requests and responses. The vast majority of transactions made when a customer uses a payment card use ISO 8583 at some point in the communication chain. In particular, the Mastercard and Visa networks base their authorization communications on the ISO 8583 standard and require this capability for direct connection.